UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM	8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 2, 2025

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

105 Westwood Place,	Suite 400,	Brentwood,	Tennessee	37027
(Address of principal executive offices)				(Zip Code)

Registrant's telephone number, including area code	(615)	221-2250

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	BKD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 2, 2025, Brookdale Senior Living Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company (the “Board”) has appointed Nikolas W. Stengle as the Company’s Chief Executive Officer effective October 6, 2025. In addition, the Board also increased the number of directors of the Company to nine directors and appointed Mr. Stengle as a member of the Board to fill the resulting vacancy, effective October 6, 2025, for a term scheduled to expire at the 2026 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier resignation or removal. Mr. Stengle will serve as the Company’s principal executive officer effective upon his appointment.

Mr. Stengle, age 49, joins the Company from Gentiva where he served as President and Chief Operating Officer since August 2022. Previously, he served as Executive Vice President and Chief Operating Officer for Kindred at Home, a predecessor to Gentiva, from January 2020 to August 2021. In addition, from August 2021 to August 2022, Mr. Stengle served as Executive Vice President and Chief Operating Officer for Sunrise Senior Living LLC. Prior to 2020, he served as a member of the portfolio operations team for TPG Capital. He also previously served as Senior Vice President of Operations for HMSHost International, as Vice President of Global Operations for Marriott International, and as project leader for the Boston Consulting Group. Mr. Stengle also served 11 years in the United States Air Force, holding multiple positions during his service, including as a Top Gun Instructor Pilot, Combat Fighter Pilot, Flight Commander, and Deputy Director of Operations after graduating from the U.S. Air Force Academy with academic and military honors. Mr. Stengle earned an M.B.A. from Touro University.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Stengle and any of the Company’s executive officers or directors. Mr. Stengle has not engaged in any transaction with the Company during the last fiscal year, and does not propose to engage in any transaction, that would be reportable under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Stengle and any other person pursuant to which he was appointed to serve as Chief Executive Officer and a director.

On October 1, 2025, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Stengle reflecting the terms and conditions of his role as the Chief Executive Officer of the Company to be effective on October 6, 2025. The Employment Agreement has a three-year term, subject to automatic extensions for additional one-year periods, unless either Mr. Stengle or the Company gives written notice of non-renewal to the other no less than 90 days prior to the expiration of the term. The Employment Agreement provides an initial base salary of $950,000 per year. His base salary shall be reviewed annually, with the first annual review to occur with respect to base salary effective as of January 1, 2027, and may be increased from time to time at the Board’s sole discretion, but in no event shall the base salary be reduced without Mr. Stengle’s written approval. Mr. Stengle will have an annual cash bonus opportunity target of 140% of cumulative base salary paid during the calendar year, subject to the terms of the Company’s incentive compensation plan for senior executive officers. He will also receive a cash sign-on bonus of $370,000 to be paid in January 2026. At least annually, Mr. Stengle will be considered for an award of long-term incentive awards at a level commensurate with his position and in a form and on terms no less favorable than as provided to other senior executive officers of the Company, and his long-term incentive awards for 2026 will have an aggregate target grant value of $4,650,000. In addition, Mr. Stengle will receive assistance with relocation to the Nashville, Tennessee area and other customary benefits.

In connection with his appointment, on October 6, 2025, Mr. Stengle will be granted restricted stock units (“RSUs”) under the Brookdale Senior Living Inc. 2024 Omnibus Incentive Plan with an aggregate target grant value of (x) $1,162,500, which is a prorated amount of his anticipated 2026 awards, and (y) $2,000,000, which is a special one-time inducement grant. Forty percent of the awards will consist of time-based RSUs, which will be eligible to vest ratably in three installments on October 6, 2026, 2027, and 2028, subject to continued employment. Sixty percent of the awards will consist of performance-based RSUs, which will be eligible to vest on October 6, 2028, subject to continued employment and the achievement of certain stock price hurdles. The performance-based awards may be earned from 0% to 300% of the target number of performance-based RSUs based on the Company’s average closing stock price over the 20-trading days ending on October 5, 2028. Performance below threshold results in no RSUs vesting, achievement of the targeted level of performance will result in the vesting of 100% of such shares, and vesting percentages will be interpolated between the applicable levels outlined in the long-term incentive award agreement.

The Employment Agreement provides that, in the event Mr. Stengle’s employment is terminated by the Company for “cause” or he resigns without “good reason” (each as defined therein), he will be entitled to receive: (i) accrued base salary through the date of termination; (ii) any annual bonus earned but unpaid as of the date of termination for any previously completed calendar year; (iii) reimbursement for any properly incurred business expenses; and (iv) benefits, if any, to which he may be entitled under the Company’s benefits plans (collectively, the “Accrued Benefits”).

In the event Mr. Stengle’s employment is terminated by the Company without cause or he resigns for good reason, other than within 18 months following a “change in control” as defined in the Employment Agreement, he will be entitled to receive the Accrued Benefits and, upon signing a release of claims and continuing to comply with all applicable restrictive covenants, the following severance payments and benefits: (i) 150% of his base salary and target annual bonus for the year of termination, paid in installments over 18 months; (ii) an annual bonus for the year of termination (to the extent earned under the terms of the bonus plan), pro-rated based on the number of days he was employed by the Company (the “Pro-Rated Annual Bonus”); and (iii) if then eligible for, and he elects continuation of health coverage under COBRA, the Company will pay the employer portion of his COBRA premium payments for up to 18 months as if he were still an active employee of the Company (the “Severance Benefits”).

If Mr. Stengle’s employment is terminated by reason of his death or “disability” (as defined in the Employment Agreement), he (or his beneficiary or estate, as applicable) will be entitled to receive the Accrued Benefits and the Pro-Rated Annual Bonus, subject, in the event of termination by reason of disability, to Mr. Stengle’s signing a release of claims and continuing to comply with all applicable restrictive covenants.

In the event Mr. Stengle’s employment is terminated by the Company without cause, or by Mr. Stengle for good reason, within 18 months following a change in control, he will be entitled to receive the Accrued Benefits and, subject to his signing a release of claims and continuing to comply with all applicable restrictive covenants: (i) 200% of the sum of his base salary and the target bonus for the year of termination, paid in a lump-sum upon termination; (ii) the target bonus for the year of termination, pro-rated based on the number of days he was employed by the Company during such year, paid in a lump-sum upon termination; and (iii) the Severance Benefits.

Termination of Mr. Stengle’s employment within 30 days of the end of the initial term or any renewal term of the Employment Agreement following the provision of written notice of non-renewal by the Company will be treated as a termination of Mr. Stengle’s employment without cause for purposes of the Employment Agreement and for purposes of any long-term incentive awards granted to Mr. Stengle during the term of the Employment Agreement. With respect to any termination of Mr. Stengle’s employment, treatment of long-term incentive awards will be as provided in the applicable award agreement governing such awards.

Any payments that are not deductible to the Company under Section 280G of the Internal Revenue Code will be cut back only to the extent that the cutback results in a better after-tax position for Mr. Stengle.

The Employment Agreement contains non-competition, non-solicitation, confidentiality, and mutual non-disparagement covenants. The non-competition restrictions will continue in effect during Mr. Stengle’s employment and for one year following termination of employment. The non-solicitation restrictions will continue in effect during his employment and for two years following his termination of employment. The confidentiality and mutual non-disparagement obligations will apply during his employment and thereafter.

The Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the material terms of this agreement is qualified in its entirety by the full text of such exhibit.

The Company will enter into an Indemnification Agreement with Mr. Stengle in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company with the Securities and Exchange Commission on February 28, 2011 as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

In connection with the appointment of Mr. Stengle, the Company’s current Interim Chief Executive Officer, Denise W. Warren, will resume serving as the Company’s Non-Executive Chairman of the Board and the Office of the CEO will dissolve, each as of October 6, 2025. Following Mr. Stengle’s appointment, the Board has determined that Mr. Warren again will qualify as an independent director under the listing standards of the New York Stock Exchange and applicable Securities and Exchange Commission rules. Each of Dawn L. Kussow, Executive Vice President and Chief Financial Officer of the Company, and Chad C. White, Executive Vice President, General Counsel and Secretary of the Company, the other members of the Office of the CEO, will remain in their current positions with the Company following the dissolution of the Office of the CEO.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release relating to the announcement described in Item 5.02, dated October 2, 2025, is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment Agreement dated October 1, 2025 by and between the Company and Nikolas W. Stengle.†

99.1 Press Release dated October 2, 2025.

104 Cover Page interactive Data File (embedded within the Inline XBRL document).

† Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKDALE SENIOR LIVING INC.

Date:	October 2, 2025	By:	/s/ Chad C. White
		Name:	Chad C. White
		Title:	Executive Vice President, General Counsel and Secretary